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                                                                   Exhibit 23(a)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference, in the Registration Statements of Irwin Financial Corporation listed below of our report, dated January 23, 2001, on our audits of the consolidated financial statements of Irwin Financial Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appear in this Form 10-K.


REGISTRATION STATEMENTS:

No. 33-8506 on Form S-8 effective September 25, 1986
No. 33-25931 on Form S-8 effective December 28, 1988
No. 33-6880 on Form S-8 as amended by Post-Effective Amendment No. 1 effective December 22, 1989
No. 33-32783 on Form S-8 effective January 11, 1990
No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective January 17, 1990
Post-Effective Amendment No. 2 to Registration Statement No. 33-6880 on Form S-8 effective April 9, 1990
No. 33-32783 on Form S-8 as amended by Post-Effective Amendment No. 1 effective April 9, 1990
No. 33-47680 on Form S-8 effective May 5, 1992
No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S-16 effective April 7, 1994
No. 33-29493 on Form S-8 as amended by Post-Effective Amendment No. 2 effective September 27, 1994
No. 33-62671 on Form S-8 effective September 15, 1995
No. 33-62669 on Form S-8 effective September 15, 1995
No. 333-26197 on Form S-8 effective April 30, 1997
No. 333-80777 on Form S-8 effective June 16, 1999
No. 33-80800, as amended by Post-Effective Amendment No. 1 effective May 19,
2000
Nos. 333-44458, 333-44458-01, and 333-4458-02, filed August 24, 2000; as amended by Amendment No. 1 effective September 27, 2000; as amended by Amendment No. 2 effective October 26, 2000; as amended by Amendment No. 3 effective November 15, 2000